FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES
FOURTH QUARTER
2012 RESULTS

Safeway Reports Strong Results

Contact: Melissa Plaisance (925) 467-3136
Christiane Pelz (925) 467-3832

Pleasanton, CA - February 21, 2013

Results From Operations
Safeway Inc. today reported net earnings from continuing operations of $1.06 per diluted share for the fourth quarter which ended December 29, 2012. This includes a $0.12 per diluted share benefit from legal settlements. When you exclude this benefit, earnings per diluted share is $0.94. This represents a 58% improvement in earnings per diluted share over last year when the settlements are included and a 40% improvement when the settlements are excluded. Other highlights of the quarter include:

•	Our third consecutive quarter of U.S. unit market share gains with a 38 basis-point improvement in the supermarket channel and a 10 basis-point improvement across all outlets.

•	An identical-store sales increase (excluding fuel) of 0.8%, which was negatively impacted by a calendar shift* of 0.3% and a generic drug impact of 0.7%.

•	A unit volume increase of 0.3% in the U.S., when the market supermarket channel declined 2.1% and all outlets declined 0.6% in our U.S. markets.

•	Operating profit margin improvement of 39 basis points including the gain from legal settlements and 10 basis points when you exclude the settlements, fuel sales and fuel partner discounts.

“We are pleased with our results for the quarter,” said Steve Burd, Safeway's Chairman and Chief Executive Officer. “While the calendar shift of New Year's Eve and the shift to generic drugs had a significant drag on reported ID sales, our just for U™ and fuel loyalty programs are driving market share gains and profits.”

Sales and Other Revenue
Sales and other revenue increased 1.2% to $13.8 billion in the fourth quarter of 2012. This increase was largely due to higher gift and prepaid card sales and a 0.8% increase in identical-store sales, excluding fuel, partly offset by the disposition of the Genuardi's stores.

*
Safeway's fiscal year 2011 ended on December 31, 2011 and therefore captured New Year's holiday sales. Safeway's fiscal year 2012 ended on December 29, 2012 and therefore did not capture all New Year's holiday sales.

Gross Profit
Gross profit declined 21 basis points to 26.50% of sales in the fourth quarter of 2012 compared to 26.71% of sales in the fourth quarter of 2011. Excluding the 10 basis-point impact from fuel sales and fuel partner discounts, gross profit declined 11 basis points due primarily to investments in price, partially offset by the gross margin benefit from the shift to generic drugs.

Operating and Administrative Expense
Operating and administrative expense decreased 60 basis points to 23.24% of sales in the fourth quarter of 2012 from 23.84% of sales in the fourth quarter of 2011. Excluding the 38 basis-point impact of the $46.5 million gain from legal settlements and the one basis-point impact from fuel sales, operating and administrative expense decreased 21 basis points. This decrease was primarily the result of lower store labor costs and lower store occupancy costs, partly offset by lower property gains.

Interest Expense
Interest expense increased to $87.7 million in the fourth quarter of 2012 from $84.3 million in the fourth quarter of 2011 due to higher average borrowings, partly offset by lower average interest rates.

Income Taxes
Income tax expense was 31.0% of pre-tax income in the fourth quarter of 2012 compared to 30.0% in the fourth quarter of 2011.

Discontinued Operations
In January 2012, Safeway announced the planned sale or closure of its Genuardi’s stores located in the eastern United States. In the fourth quarter of 2012, these transactions were completed with a pre-tax loss of $15.8 million ($9.6 million, after tax). For the year, the sale and closure of Genuardi's stores generated cash proceeds of $107.0 million and a pre-tax gain of $52.4 million ($31.9 million after tax).

Annual Results
Net income for the fiscal year 2012 increased to $596.5 million ($2.40 per diluted share) from net income for 2011 of $516.7 million ($1.49 per diluted share). Income from continuing operations increased to $566.2 million ($2.27 per diluted share) in 2012 from $518.2 million ($1.49 per diluted share) in 2011. Net income in 2012 benefited from the $46.5 million gain ($28.4 million after tax, or $0.12 per diluted share) from legal settlements while net income in 2011 was reduced by the $98.9 million tax charge ($0.29 per diluted share) from the Canadian dividend paid in the first half of 2011.

Sales increased 1.3% to $44.2 billion in 2012 from $43.6 billion in 2011. This increase was primarily due to increased fuel sales, higher gift and prepaid card sales and an identical-store sales increase (excluding fuel) of 0.5%, partially offset by the disposition of the Genuardi's stores.

Gross profit margin declined 52 basis points to 26.51% in 2012 from 27.03% in 2011. Excluding the 30 basis-point impact from fuel sales, gross profit declined 22 basis points, primarily due to investments in price and cost incurred to launch our just for U loyalty program, partly offset by lower LIFO expense.

Operating and administrative expense decreased 42 basis points to 24.01% in 2012 from 24.43% in 2011. Excluding the 16 basis-point impact from fuel sales, operating and administrative expense decreased 26 basis points primarily because of the gain from legal settlements and lower labor expense.

Income tax expense decreased to 31.7% of pre-tax income in 2012 from 41.3% in 2011 primarily due to a $98.9 million tax charge in 2011 resulting from the repatriation of $1.1 billion of earnings from Safeway's wholly-owned Canadian subsidiary.

Cash Flow
Net cash flow provided by operating activities decreased to $1,569.7 million in 2012 from $2,023.6 million in 2011. This decrease was due primarily to a greater use of cash flow for working capital which was largely calendar driven.

Net cash flow used by investing activities decreased to $572.0 million in 2012 from $1,014.5 million in 2011 primarily due to increased proceeds from the sale of properties, net cash proceeds from discontinued operations and lower capital expenditures in 2012.

Net cash flow used by financing activities increased to $1,373.8 million in 2012 from $1,077.3 million in 2011 due primarily to lower net additions to debt in 2012, partially offset by a lower level of stock repurchases in 2012.

Capital Expenditures
Safeway invested $240.4 million in capital expenditures in the fourth quarter of 2012. The company opened three new Lifestyle stores, completed two Lifestyle remodels and closed six stores. For the year, Safeway invested $927.6 million in capital expenditures, opened nine new Lifestyle stores, completed four Lifestyle remodels and closed 46 stores (including 25 Genuardi's stores sold or closed during the year).

Stock Repurchases
Safeway did not repurchase any shares of its common stock during the fourth quarter of 2012 under its previously announced share repurchase program. During 2012, Safeway repurchased 57.6 million shares of its common stock at an average cost of $21.51 per share and a total cost of $1,240.3 million (including commissions). The remaining board authorization for stock repurchases at year-end was approximately $0.8 billion.

Share repurchases in 2012, net of incremental interest expense, increased diluted earnings per share by $0.17 in the fourth quarter of 2012 and $0.32 for the year 2012.

Guidance
Safeway will issue a press release announcing earnings guidance for 2013 on Wednesday, March 6, 2013 in conjunction with our annual investor conference.

About Safeway
Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in
North America based on sales. The company operates 1,641 stores in the United States and Canada. The company's common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call
Safeway's investor conference call discussing fourth-quarter results will be broadcast live over the internet at www.safeway.com/investor_relations at 8:00 a.m. PT on February 21, 2013. Click on Upcoming Events to access the call. A replay will be available via webcast for approximately one week following the conference call.
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This press release and related conference call contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, market share gains and profits. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as amended, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share amounts)
(Unaudited)

	16 Weeks Ended		52 Weeks Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Sales and other revenue	$13,767.4	$13,597.6	$44,206.5	$43,630.2
Cost of goods sold	(10,118.6)	(9,965.2)	(32,486.5)	(31,836.5)
Gross profit	3,648.8	3,632.4	11,720.0	11,793.7
Operating and administrative expense	(3,200.0)	(3,242.3)	(10,615.9)	(10,659.1)
Operating profit	448.8	390.1	1,104.1	1,134.6
Interest expense	(87.7)	(84.3)	(304.0)	(272.2)
Other income, net	8.5	3.9	28.3	19.7
Income before income taxes	369.6	309.7	828.4	882.1
Income taxes	(114.6)	(92.9)	(262.2)	(363.9)
Income from continuing operations, net of tax	255.0	216.8	566.2	518.2
(Loss) gain from discontinued operations, net of tax	(9.6)	—	31.9	—
Net income before allocation to noncontrolling interests	245.4	216.8	598.1	518.2
Noncontrolling interests	(1.4)	(1.2)	(1.6)	(1.5)
Net income attributable to Safeway Inc.	$244.0	$215.6	$596.5	$516.7

Basic earnings per common share:
Continuing operations	$1.06	$0.67	$2.28	$1.49
Discontinued operations	(0.04)	—	0.13	—
Total	$1.02	$0.67	$2.41	$1.49

Diluted earnings per common share:
Continuing operations	$1.06	$0.67	$2.27	$1.49
Discontinued operations	(0.04)	—	0.13	—
Total	$1.02	$0.67	$2.40	$1.49

Weighted average shares outstanding:
Basic	237.1	321.6	245.6	343.4
Diluted	237.3	321.6	245.9	343.8

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per-share amounts)
(Unaudited)

	Year-end 2012	Year-end 2011(1)
ASSETS
Current assets:
Cash and equivalents	$352.2	$729.4
Receivables	909.0	652.1
Merchandise inventories	2,562.0	2,469.6
Prepaid expense and other current assets	344.7	335.7
Total current assets	4,167.9	4,186.8
Total property, net	9,224.6	9,637.6
Goodwill	471.5	469.8
Investment in unconsolidated affiliate	191.7	196.8
Other assets	601.3	582.6
Total assets	$14,657.0	$15,073.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of notes and debentures	$294.0	$811.3
Current obligations under capital leases	36.2	29.2
Accounts payable	3,125.0	2,917.0
Accrued salaries and wages	460.9	500.9
Deferred income taxes	45.7	77.8
Other accrued liabilities	643.8	675.9
Total current liabilities	4,605.6	5,012.1
Long-term debt:
Notes and debentures	4,831.9	4,165.0
Obligations under capital leases	411.6	404.7
Total long-term debt	5,243.5	4,569.7
Deferred income taxes	178.5	141.9
Pension and post-retirement benefit obligations	914.5	904.5
Accrued claims and other liabilities	781.5	730.1
Total liabilities	11,723.6	11,358.3

Stockholders' equity:
Common stock: par value $0.01 per share; 1,500 shares authorized; 605.3 and 604.5 shares issued	6.1	6.0
Additional paid-in capital	4,505.6	4,463.9
Treasury stock at cost: 365.8 and 307.9 shares	(9,119.8)	(7,874.4)
Accumulated other comprehensive loss	(73.8)	(61.5)
Retained earnings	7,609.8	7,175.3
Total Safeway Inc. equity	2,927.9	3,709.3
Noncontrolling interests	5.5	6.0
Total equity	2,933.4	3,715.3
Total liabilities and stockholders' equity	$14,657.0	$15,073.6
(1) Other accrued liabilities, deferred income taxes (current) and retained earnings have been restated to correct an error in the accounting for property taxes.

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	52 Weeks 2012	52 Weeks 2011
OPERATING ACTIVITIES:
Net income before allocation to noncontrolling interest	$598.1	$518.2
Gain from discontinued operations, net of tax	(31.9)	—
Income from continuing operations, net of tax	566.2	518.2
Reconciliation to net cash flow from operating activities:
Depreciation expense	1,134.3	1,148.8
Property impairment charges	46.5	44.7
Share-based employee compensation	55.1	50.0
LIFO expense	0.7	35.1
Equity in earnings of unconsolidated affiliate	(17.5)	(13.0)
Net pension and post-retirement benefits expense	150.8	114.3
Contributions to pension and post-retirement benefit plans	(159.5)	(176.2)
Gain on property dispositions and lease exit costs, net	(79.1)	(65.6)
Increase in accrued claims and other liabilities	44.8	23.2
Deferred income taxes	(36.0)	(63.7)
Other	13.0	23.5
Changes in working capital items:
Receivables	(5.6)	(2.1)
Inventories at FIFO cost	(84.7)	95.0
Prepaid expenses and other current assets	(27.5)	(13.1)
Income taxes	(82.7)	91.4
Payables and accruals	24.5	(80.5)
Payables related to third-party gift cards, net of receivables	26.4	293.6
Net cash flow from operating activities	1,569.7	2,023.6

INVESTING ACTIVITIES
Cash paid for property additions	(927.6)	(1,094.7)
Proceeds from sale of property	300.8	188.0
Net cash proceeds from discontinued operations	107.0	—
Investments and business acquisitions	—	(35.9)
Other	(52.2)	(71.9)
Net cash used by investing activities	(572.0)	(1,014.5)

FINANCING ACTIVITIES
Additions to (payments on) short-term borrowings, net	1.2	(0.8)
Additions to long-term borrowings	3,623.4	3,697.5
Payments on long-term borrowings	(3,551.6)	(3,087.6)
Purchase of treasury stock	(1,274.5)	(1,554.0)
Dividends paid	(163.9)	(188.0)
Net proceeds from exercise of stock options	3.8	73.4
Excess tax benefit from share-based employee compensation	1.3	1.8
Other	(13.5)	(19.6)
Net cash flow used by financing activities	(1,373.8)	(1,077.3)
Effect of changes in exchange rates on cash	(1.1)	18.8
Decrease in cash and equivalents	(377.2)	(49.4)

CASH AND EQUIVALENTS
Beginning of year	729.4	778.8
End of year	$352.2	$729.4

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

	16 Weeks Ended			52 Weeks Ended
TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA	Dec 29, 2012		Dec 31, 2011	Dec 29, 2012	Dec 31, 2011

Cash paid for capital expenditures	$240.4		$412.2	$927.6	$1,094.7
Stores opened	3		11	9	25
Stores closed	6		14	46	41
Lifestyle remodels completed	2		10	4	29
Stores at end of period	1,641		1,678
Square footage (in millions)	77.6		79.2

Fuel sales	$1,447.3		$1,393.2	$4,974.2	$4,596.6
Number of fuel stations at end of period	407		400
Increase (decrease) in sales from change in Canadian exchange rate	$59.4		$(12.7)	$(63.9)	$240.0

TABLE 2: RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SAFEWAY INC. TO ADJUSTED EBITDA

	Fiscal Year
	2012
Net income attributable to Safeway Inc.	$596.5
Add (subtract):
Property impairment charges and tax expense from discontinued operations	27.7
Income taxes	262.2
Interest expense	304.0
Depreciation expense	1,134.3
LIFO expense	0.7
Share-based employee compensation	55.1
Property impairment charges	46.5
Equity in earnings of unconsolidated affiliate	(17.5)
Dividend from unconsolidated affiliate	0.7
Adjusted EBITDA	$2,410.2

Total debt at December 29, 2012	$5,573.7
Less cash and equivalents in excess of $75.0 at December 29, 2012	277.2
Adjusted Debt, as defined by bank credit agreement	$5,296.5

Adjusted EBITDA as a multiple of interest expense	7.93	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	2.20	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA

		Fiscal Year
		2012

Net cash flow provided by operating activities		$1,569.7
Add (subtract):
Income taxes		262.2
Interest expense		304.0
Deferred income taxes		36.0
Net pension and post-retirement benefits expense		(150.8)
Contributions to pension and post-retirement benefit plans		159.5
Increase in accrued claims and other liabilities		(44.8)
Gain on property dispositions and lease exit costs, net		79.1
Changes in working capital items		148.0
Lease exit costs and gain on property dispositions from discontinued operations		59.6
Other		(12.3)
Adjusted EBITDA		$2,410.2

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW

	Fiscal Year
	2012	2011
Net cash flow from operating activities, as reported	$1,569.7	$2,023.6
Increase in payables related to third-party gift cards, net of receivables	(26.4)	(293.6)
Net cash flow from operating activities, as adjusted	1,543.3	1,730.0
Net cash flow used by investing activities, as reported	(572.0)	(1,014.5)
Investments and business acquisitions	—	35.9
Net cash flow used by investing activities, as adjusted	(572.0)	(978.6)
Free cash flow	$971.3	$751.4

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)
TABLE 5: IDENTICAL-STORE SALES*
	Fourth	Fiscal
	Quarter	Year
	2012	2012

As reported	1.0%	1.2%
Excluding fuel sales	0.8%	0.5%

* Excludes replacement stores

TABLE 6: RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AS REPORTED, TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AS ADJUSTED

				Fourth	Fiscal
				Quarter	Year
				2012	2012
Diluted earnings per share from continuing operations, as reported				$1.06	$2.27
Gain from legal settlements				(0.12)	(0.12)
Diluted earnings per share from continuing operations, as adjusted				$0.94	$2.15

					Fiscal
					Year
					2011
Diluted earnings per share from continuing operations, as reported					$1.49
Tax charge on Canadian dividend					0.29
Diluted earnings per share from continuing operations, as adjusted					$1.78

TABLE 7: RECONCILIATION OF FOURTH QUARTER 2012 OPERATING PROFIT MARGIN BASIS-POINT CHANGE AS REPORTED, TO BASIS-POINT CHANGE EXCLUDING FUEL AND GAIN FROM LEGAL SETTLEMENTS
				Operating
			Gross	Administrative	Operating
			Profit	Expense	Profit
			(Decrease)	Decrease	Increase
			Increase	(Increase)	(Decrease)
Basis-point increase in operating profit, as reported			(21)	60	39
Impact of fuel sales and markdowns from fuel partner program			10	(1)	9
Gain from legal settlements			—	(38)	(38)
Basis-point increase in operating profit, as adjusted			(11)	21	10

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

TABLE 8: RECONCILIATION OF 2012 OPERATING PROFIT MARGIN BASIS-POINT CHANGE AS REPORTED, TO BASIS-POINT CHANGE EXCLUDING FUEL AND GAIN FROM LEGAL SETTLEMENTS

		Operating
	Gross	Administrative	Operating
	Profit	Expense	Profit
	(Decrease)	Decrease	(Decrease)
	Increase	(Increase)	Increase
Basis-point decrease in operating profit, as reported	(52)	42	(10)
Impact of fuel sales and markdowns from fuel partner program	30	(16)	14
Basis-point increase in operating profit, excluding fuel	(22)	26	4
Gain from legal settlements	—	(12)	(12)
Basis-point decrease in operating profit, as adjusted	(22)	14	(8)